UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

The Navigators Group, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-15886	13-3138397
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 International Drive, Rye Brook, NY	10573
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 934-8999

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 31, 2010, The Navigators Group, Inc. (the “Company”) approved an extension of its existing share repurchase program for up to $65 million of the Company’s common stock, $.10 par value (the “Common Shares”), that was previously approved by the Company’s Board of Directors in March 2010 (the “Share Purchase Plan”). The Share Purchase Plan had been scheduled to expire on December 31, 2010 but has been extended to December 31, 2011. As of December 8, 2010 the Company has purchased 587,673 Common Shares under the program, at an aggregate purchase price of $24,099,933.

The purchase of Common Shares pursuant to the Share Purchase Plan will be made in accordance with federal securities laws and applicable Delaware corporate law. The timing and amount of the purchases under the program will depend on a variety of factors, including the trading price of the stock, market conditions and corporate and regulatory considerations. There can be no assurance that any additional shares will be purchased by the Company under the Share Purchase Plan.

A copy of the Company’s press release, dated December 10, 2010, announcing the share repurchase program is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated December 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.

By:	/s/ Bruce J. Byrnes

Name:	Bruce J. Byrnes
Title:	Senior Vice President & General Counsel

Date: December 13, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated December 10, 2010.